EXHIBIT 21.1

Subsidiaries of Verint Systems Inc.
(as of March 1, 2017)

Name	Jurisdiction of Incorporation or Organization
Adtech Global (UK) Limited	United Kingdom
BPA Corporate Facilitation Ltd. (1)	United Kingdom
BPA International, Inc. (1)	New York
Ciboodle Ireland Ltd.	Ireland
Ciboodle (Land and Estates) Ltd.	United Kingdom
Ciboodle Ltd.	United Kingdom
CIS Comverse Information Systems Ltd.	Israel
Febrouin Investments Ltd.	Cyprus
Focal Info Israel Ltd.	Israel
Gita Technologies Ltd.	Israel
Global Management Technologies, LLC	Delaware
Iontas Limited	Ireland
KANA Software Ireland Limited	Ireland
KANA Software Ireland No. 2 Limited	Ireland
KANA Solutions Limited	United Kingdom
Lagan Technologies Limited	United Kingdom
MultiVision Holdings Limited	British Virgin Islands
OpinionLab Canada Inc.	Canada
Permadeal Limited	Cyprus
PT Ciboodle Indonesia	Indonesia
Rontal Engineering Applications (2001) Ltd.	Israel
Suntech S.A.	Brazil
Syborg GmbH	Germany
Syborg Grundbesitz GmbH	Germany
Syborg Informationsysteme b.h. OHG	Germany
Trinicom Duetschland Gmbh	Germany
Triniventures BV	Netherlands
UT Techeng Limited	Cyprus
UTX Technologies Limited	Cyprus
Verint Acquisition LLC	Delaware
Verint Americas Inc.	Delaware
Verint CES Ltd.	Israel
Verint Netherlands BV	Netherlands
Verint Systems (Asia Pacific) Limited	Hong Kong
Verint Systems (Australia) PTY Ltd.	Australia
Verint Systems Belgium N.V.	Belgium
Verint Systems Bulgaria	Bulgaria
Verint Systems B.V.	The Netherlands
Verint Systems Canada Inc.	Canada
Verint Systems Cayman Limited	Cayman Islands
Verint Systems GmbH	Germany
Verint Systems (India) Private Ltd.	India
Verint Systems Japan K.K.	Japan
Verint Systems Ltd.	Israel

Name	Jurisdiction of Incorporation or Organization
Verint Systems New Zealand Limited	New Zealand
Verint Systems (Philippines) Corporation	Philippines
Verint Systems Poland sp.z.o.o.	Poland
Verint Systems (PTY) Ltd.	South Africa
Verint Systems SAS	France
Verint Systems (Singapore) Pte. Ltd. (2)	Singapore
Verint Systems (Software and Services) Pte Ltd.	Singapore
Verint Systems (Taiwan) Ltd.	Taiwan (Republic of China)
Verint Systems UK Ltd.	United Kingdom
Verint Systems (Zhuhai) Limited	People’s Republic of China
Verint Technology Cyprus Ltd.	Cyprus
Verint Technology Inc.	Delaware
Verint Technology UK Limited	United Kingdom
Verint Video Solutions SL	Spain
Verint Witness Systems LLC	Delaware
Verint Witness Systems S.A. de C.V.	Mexico
Verint Witness Systems Services S.A. de C.V.	Mexico
Verint Witness Systems Software, Hardware, E Servicos Do Brasil Ltda	Brazil
Verint WS Holdings Ltd.	United Kingdom
Victory Acquisition I LLC	Delaware
Witness Systems Software (India) Private Limited	India
___________________

(1)    We own a 51% equity interest in this entity.
(2)          We own a 50% equity interest in this entity and do not have the power to unilaterally direct or cause the direction of the management and policies of this entity.